Exhibit 99.1

Youbet Reports Improved Net Revenue and Income
for 2004 Second Quarter, Six-Months

Woodland Hills, CA, August 3, 2004 — Youbet.com, Inc. (Nasdaq: UBET), a leading online wagering company and the largest provider of horse racing content in the United States, today announced that the company earned net income of $39,766 in the second quarter of 2004, a $1.0 million improvement over the net loss of $982,545 for the same quarter a year ago.

Earnings before income taxes, depreciation and amortization (EBITDA) for the three months ended June 30, 2004 rose 22.6% to $743,033 in 2004 versus $606,034 in 2003.

Youbet’s performance during the second quarter featured a year-over-year increase in gross handle resulting in the company’s tenth consecutive quarter of net revenue growth and its second straight quarter of net income. The gains were offset by higher marketing related expenses and by a $245,000 non-cash legal expense reserve to protect against any non-payment by the company’s D&O insurance carrier.

Gross handle in the second quarter of 2004 increased 13.3 percent to $83.0 million compared to $73.3 million in the second quarter of 2003. Youbet set a record for quarterly handle in the second three months of the year even though its network was contractually prohibited from carrying the 2004 Preakness Stakes and all non-California racing content provided by Magna Entertainment Corp.

Net revenues for the quarter ended June 30, 2004 increased 22.2 percent to a record $5.7 million, compared to $4.6 million in the second quarter of 2003.

“During this quarter, our first as a truly independent organization, we took steps to put ourselves on a course toward sustained business expansion,” said Chairman and Chief Executive Officer Charles F. Champion.

“These steps included a realignment of our executive team to focus on operating excellence, enhancing customer service enhancement and developing growth opportunities and an aggressive marketing stance to take advantage of heightened racing interest during the Triple Crown,” he said.

“Advanced deposit wagering is gaining traction among operators, jurisdictions and consumers both here and abroad,” Champion continued, “and Youbet, with its industry-leading technology, content and customer service, is uniquely positioned to take advantage of the opportunities that the market is creating.”

Operating expenses, excluding track and licensing fees, for the second quarter were $4.9 million, compared to $4.0 million in the same quarter of 2003, reflecting increases in network operations costs and higher sales and marketing expense. Marketing related expenses were $340,000 higher in the second quarter of 2004 reflecting an effort by the company to take advantage of the heightened interest in racing’s Triple Crown and to retain customers during the week of the Preakness. The program resulted in a 13.3 percent increase in Preakness week handle — to $6.8 million in 2004 from $6.0 million in 2003 — even though the race was not carried on Youbet’s network.

As a percent of second quarter handle, operating expenses, excluding track and licensing fees, in the second quarter of 2004 were 5.9 percent compared to 5.5 percent in the same quarter in 2003.

For the six months ended June 30, 2004, Youbet earned net income of $54,876 compared to net loss of $2.2 million for the same period in 2003.

EBITDA for the six months rose to $1,838,270 in 2004 versus $1,071,034 in 2003, an increase of 72 percent.

Gross handle for the six months ended June 30, 2004 grew 15.3 percent to $154.8 million from $134.3 million in the 2003 period. Net revenue for the six months increased to $11.1 million, a 31.4 percent improvement from the same period a year ago.

Operating expenses, excluding track and licensing fees, for the first six months of the year were 6.0 percent of handle, compared to 5.5 percent in 2003.

2004 SECOND QUARTER OPERATING HIGHLIGHTS

•	Youbet generated a 13.3 percent increase in total handle in the second quarter of 2004 compared to the same period of 2003.

•	Total revenue increased 18.7 percent in the second quarter of 2004 compared to the prior year’s second quarter.

•	Net revenue rose 22.2 percent in the second quarter of 2004 compared to the 2003 second quarter.

•	Net income rose to $39,766 in the second quarter of 2004 compared to a net loss of $982,545 for the same quarter in 2003.

Youbet also reported that it will conduct its 2003 Annual Meeting at the company’s corporate offices in Woodland Hills, California on August 24, 2004. Proxy solicitations have been mailed to shareholders of record as of July 30, 2004. The Annual Meeting had been delayed by a now-resolved legal dispute with Gemstar-TV Guide International, Inc., whose TVG subsidiary elected not to exercise warrants in the second quarter of 2004 that would have given it control of the company. The warrants would have expired on May 18, 2004.

Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness horse racing content in the United States. Members have the ability to watch and, in most states, the ability to wager on vast majority of all major domestic horse racing content via Youbet.com’s exclusive closed-loop network. Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products.

Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Youbet.com operates Youbet.com TotalAccess™, an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet can be found at www.Youbet.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Statements containing expressions such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” potential,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology used in Youbet’s press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet’s licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Youbet.com, Inc.
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2004	2003
	(Unaudited)	(Audited)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$11,390,402	$8,273,926
Restricted Cash, current (Note 2)	3,567,140	3,518,016
Receivables (Note 3)	108,834	140,657
Interest and Other Receivables (Note 3)	1,741,079	1,270,759
Prepaid Expenses	774,005	884,409

Total Current Assets	$17,581,460	$14,087,767
Long Term Prepaids	5,000	—
Property and Equipment, net	2,560,873	2,731,922
Licensing Rights, net of amortization (Note 4)	—	1,407,447
Deferred Lease Costs	27,236	29,331
Deposits (Note 6)	96,820	595,650

TOTAL ASSETS	$20,271,389	$18,852,117

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts Payable — Trade	$673,979	$439,559
Fees and Commissions Payable to Related Party (Note 4)	4,219,494	3,426,076
Accounts Payable — Track Related (Note 5)	1,600,709	2,539,534
Accrued Expenses	861,582	1,756,918
Customer Deposits	2,978,369	2,356,004
Accrued Compensation and Related Items	610,231	524,197
Deferred Revenues	85,631	79,519

TOTAL CURRENT LIABILITIES	$11,029,995	$11,121,807
Stockholders’ Equity:
Preferred Stock, $0.001 par value, authorized 1,000,000 shares, none outstanding	—	—
Common Stock, $0.001 par value, authorized 100,000,000 shares 30,641,230 and 28,377,443 shares outstanding as of June 30, 2004 and December 31, 2003, respectively	$30,641	$28,377
Treasury Stock (623,683 shares at cost)	(1,828,709)	(1,828,709)
Additional Paid In Capital	102,831,182	101,377,238
Accumulated Deficit	(91,791,720)	(91,846,596)

TOTAL STOCKHOLDERS’ EQUITY	9,241,394	7,730,310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,271,389	$18,852,117

Youbet.com, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,
	2004	2003
Revenues (Notes 4 and 5)
Commissions	$16,055,799	$13,540,751
Subscription and Transaction Fees	200,652	157,785
Race Information	101,630	83,140

Total Revenues	$16,358,081	$13,781,676
Operating Expenses:
Track Fees	6,822,613	6,266,436
Licensing Fees — Related Party (Note 4)	3,852,035	2,864,017
Network Operations	538,215	437,551
Research and Development	440,361	434,193
Sales and Marketing	969,020	755,727
General and Administrative	2,992,804	2,417,718
Depreciation and Amortization	714,317	1,499,382

Total Operating Expenses	$16,329,365	$14,675,024

Profit (Loss) From Operations	$28,716	$(893,348)
Other Income (Expense):
Interest Income	29,375	11,719
Interest Expense	(1,071)	(120,568)
Other Income	(17,254)	19,652

Total Other Income (Expense)	$11,050	$(89,197)

Net Profit (Loss)	$39,766	$(982,545)

Earnings (Loss) per share — basic	$0.00	$(0.04)

Earnings (Loss) per share — diluted	$0.00	$(0.04)

Youbet.com, Inc.
Condensed Consolidated Statements of Operations

	Six Months Ended June 30,
	2004	2003
Revenues (Notes 4 and 5)
Commissions	$30,315,836	$24,385,970
Subscription and Transaction Fees	382,974	242,659
Race Information	186,376	159,454

Total Revenues	$30,885,186	$24,788,083
Operating Expenses:
Track Fees	13,955,704	11,888,576
Licensing Fees — Related Party (Note 4)	5,825,071	4,454,195
Network Operations	1,059,825	816,203
Research and Development	856,202	827,480
Sales and Marketing	1,638,112	1,137,161
General and Administrative	5,704,110	4,593,435
Depreciation and Amortization	1,839,749	2,883,642

Total Operating Expenses	$30,878,773	$26,600,692

Profit (Loss) From Operations	$6,413	$(1,812,609)
Other Income (Expense):
Interest Income	63,364	20,505
Interest Expense	(2,506)	(515,718)
Other Income	(12,395)	77,597

Total Other Income (Expense)	$48,463	$(417,616)

Net Profit (Loss)	$54,876	$(2,230,225)

Earnings (Loss) per share — basic	$0.00	$(0.09)

Earnings (Loss) per share — diluted	$0.00	$(0.09)

Youbet.com, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2004	2003
Increase In Cash and Cash Equivalents
Cash Flows from Operating Activities:
Net Income (Loss)	$54,876	$(2,230,225)
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	1,839,749	2,883,642
Non-Cash Interest Expense	—	423,416
Stock-Based Compensation	65,006	183,393
Loss on Sale of Property and Equipment	7,891	—
Change in Operating Assets and Liabilities:
Restricted Cash — Players TrustSM	(308,712)	(915,415)
Receivables	31,823	(106,696)
Interest and Other Receivables	(470,320)	2,401
Prepaid Expenses — Current	110,404	(259,213)
Prepaid Expenses — Long Term	(5,000)	—
Deposits	500,926	2,095
Account Payable — Trade	234,420	(11,434)
Fees Payable — Related Parties	793,418	883,605
Accounts Payable — Track Related	(938,825)	(1,957,107)
Accrued Expenses	(479,454)	1,067
Customer Deposits	622,365	1,145,525
Accrued Compensation and Related Items	86,034	(92,266)
Deferred Revenues	6,112	39,159

Net Cash Provided by (Used in) Operating Activities	2,150,713	(8,053)

Cash Flows From Investing Activities:
Restricted Cash — Other	259,588	285,061
Purchases of Property and Equipment	(269,144)	(248,615)

Net Cash Provided by (Used in) Investing Activities	(9,556)	36,446

Cash Flows from Financing Activities:
Proceeds from Exercise of Stock Options and Warrants	975,319	1,439,179
Proceeds from Notes Payable	—	2,000,000
Payments of Notes Payable	—	(750,000)

Net Cash Provided By (Used in) Financing Activities	975,319	2,689,179

Net Increase in Cash and Cash Equivalents	3,116,476	2,717,572
Cash and Cash Equivalents at the Beginning of the Period	8,273,926	4,559,897

Cash and Cash Equivalents at the End of the Period	$11,390,402	$7,277,469

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$2,506	$117,903

Non-Cash Investing and Financing Activities:
Issuance of Warrants for $2 million note	$—	$518,223
Stock Issuance for Surrender of TVG’s Additional Warrant (Note 9)	3,640,000	—
Stock Issuance for TVG Legal Expense Reimbursement (Note 9)	415,882	—

Reconciliation of Net Income to EBITDA

	Quarter Ended June 30,
	2004	2003
Net Income (Loss)	$39,766	$(982,545)
Depreciation and Amortization	$714,317	$1,499,382
Other (income) and expense	$(11,050)	$89,197

EBITDA (a)	$743,033	$606,034

	Six Months Ended June 30,
	2004	2003
Net Income (Loss)	$54,876	$(2,230,225)
Depreciation and Amortization	$1,839,749	$2,883,642
Other (income) and expense	$(56,355)	$417,616

EBITDA (a)	$1,838,270	$1,071,033

(a) EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to measure operating performance, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.